NOTICE OF GUARANTEED DELIVERY

For Common Shares of

REAVES UTILITY INCOME FUND

Subscribed for under the Primary Subscription
and Pursuant to the Over-Subscription Privilege

As set forth in the Prospectus dated [      ], 2017 (the “Prospectus”), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of the Fund’s common shares subscribed for under the Primary Subscription and pursuant to the Over-Subscription Privilege (the “Common Shares”). Such form may be delivered by first class mail or overnight courier or sent by facsimile to the Subscription Agent and must be received prior to 5:00 p.m., New York City time, on [      ], 2017, unless such time is extended by the Fund as described in the Prospectus (as such time may be extended, the “Expiration Date”). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The Subscription Agent is:

Computershare

If By Mail:	Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
P.O. Box 43011
Providence, RI 02940-3011

If By Overnight Courier:	Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer
250 Royall Street, Suite V
Canton, MA 02021

If By Facsimile:	(617) 360-6810
With the original Subscription Certificate to be sent by mail or overnight courier.
Confirm facsimile by telephone to: (781) 575-2332.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The NYSE MKT member firm or bank or trust company which completes this form must communicate this guarantee and the number of Common Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m., New York City time, on the Expiration Date, guaranteeing delivery of (a) payment in full for all subscribed Common Shares and (b) a properly completed and signed Subscription Certificate (which certificate and full payment (at the estimated Subscription Price of $[      ] per Common Share) must then be delivered to the Subscription Agent no later than the close of business of the third business day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a member firm of the NYSE MKT or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent prior to 5:00 p.m., New York City time, on the third Business Day after the Expiration Date ([      ], 2017) unless extended, as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full estimated Subscription

VOLUNTARY CORPORATE ACTIONS COY: RUIF

Price for Common Shares subscribed for under the Primary Subscription and for any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Common Shares is indicated herein or in the Subscription Certificate.

REAVES UTILITY INCOME FUND		Broker Assigned Control # ___________________

1. Primary Subscription	Number of Rights to beexercise	Number of Common Shares under the Primary Subscription requested for which you are guaranteeing delivery of Rights and Payment	Payment to be made in connection with the Common Shares Subscribed for under the Primary Subscription

	__________ Rights	__________Common Shares (Rights ÷ by 3)	$___________________

2. Over-Subscription		Number of Common Shares Requested Pursuant to the Over-Subscription Privilege for which you are guaranteeing payment	Payment to be made in connection with the Common Shares Requested Pursuant to the Over-Subscription Privilege

		__________Common Shares	$___________________

3. Totals	Total Number of Rights to be Delivered	Total Number of Common Shares Subscribed for and/or Requested

	_____________ Rights	______________Common Shares	$___________________
Total Payment

Method of delivery of the Notice of Guaranteed Delivery (circle one)

A. Through The Depository Trust Company (“DTC”)

B. Direct to Computershare, as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm	Authorized Signature
DTC Participant Number	Title
Address	Name (Please Type or Print)
Zip Code	Phone Number
Contact Name	Date

VOLUNTARY CORPORATE ACTIONS COY: RUIF